EXHIBIT 4.1

   NUMBER                                                              SHARES

____________                                                        ____________


                            SELECT THERAPEUTICS INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                           CUSIP No. 816209 10 0
                                  COMMON STOCK

THIS CERTIFIES THAT: ____________________________

is owner of ____________________

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

                            SELECT THERAPEUTICS INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This certificate and the shares represented thereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated: _________________                    COUNTERSIGNED:

                                           FLORIDA ATLANTIC STOCK TRANSFER, INC.
                                   5701 NORTH PINE ISLAND RD., TAMARAC, FL 33321
                                                                  TRANSFER AGENT

                                            BY:

                                [Corporate Seal]


____________________________                      ______________________________
          SECRETARY                                         PRESIDENT